UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 15, 2011

HECKMANN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33816	26-0287117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Cherrington Parkway, Suite 200, Coraopolis, Pennsylvania 15108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(412) 329-7275

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events

On November 15, 2011, Heckmann Acquisition L.L.C. (“Heckmann Acquisition”) adopted a pre-arranged stock trading plan in accordance with Rule 10b5-1 of the United States Securities Exchange Act of 1934, as amended, and Heckmann Corporation’s (the “Company”) securities and insider trading compliance policy. Heckmann Acquisition is a Delaware limited liability company, of which Heckmann Enterprises, Inc., a California corporation, is the sole member. Richard J. Heckmann, Chairman and CEO of the Company, is the sole shareholder of Heckmann Enterprises, Inc., and, accordingly, indirectly owns the shares of the Company common stock held by Heckmann Acquisition.

The plan provides for the sale of up to 75,000 shares of the Company’s common stock owned by Heckmann Acquisition during each calendar month over a period of twenty months (terminating on July 15, 2013) in open market transactions at prevailing market prices, subject to a minimum price threshold. Transactions under the plan will be disclosed publicly through Form 4s filed with the United States Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECKMANN CORPORATION

Date: November 23, 2011	By:	/s/ Damian C. Georgino
Damian C. Georgino Executive Vice President, Corporate Development and Chief Legal Officer